                                                                      EXHIBIT 4c

                        FOURTEENTH SUPPLEMENTAL INDENTURE
                            DATED AS OF JULY 17, 2003

                              --------------------

         This Fourteenth Supplemental Indenture, dated as of the 17th day of July, 2003 between CMS Energy Corporation, a corporation duly organized and existing under the laws of the State of Michigan (hereinafter called the "Issuer") and having its principal office at One Energy Plaza, Jackson, Michigan 49201, and Bank One Trust Company, N.A., a national banking association (hereinafter called the "Trustee") and having its Corporate Trust Office at 1 BankOne Plaza, Mail Code ILI-0823, Chicago, IL 60670.

                                   WITNESSETH:

         WHEREAS, the Issuer and the Trustee (successor to NBD Bank, National Association) entered into an Indenture, dated as of September 15, 1992 (the "Original Indenture"), pursuant to which one or more series of debt securities of the Issuer (the "Securities") may be issued from time to time; and

         WHEREAS, Section 2.3 of the Original Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Original Indenture; and

         WHEREAS, Section 8.1(e) of the Original Indenture provides that a supplemental indenture may be entered into by the Issuer and the Trustee without the consent of any Holders (as defined in the Original Indenture) of the Securities to establish the form and terms of the Securities of any series; and

         WHEREAS, the Issuer has requested the Trustee to join with it in the execution and delivery of this Fourteenth Supplemental Indenture in order to supplement and amend the Original Indenture by, among other things, establishing the form and terms of a series of Securities to be known as the Issuer's "7.75% Senior Notes due 2010" (the "2010 Notes"), providing for the issuance of the 2010 Notes and amending and adding certain provisions thereof for the benefit of the Holders of the 2010 Notes; and

         WHEREAS, the Issuer and the Trustee desire to enter into this Fourteenth Supplemental Indenture for the purposes set forth in Sections 2.3 and 8.1(e) of the Original Indenture as referred to above; and

         WHEREAS, the Issuer has furnished the Trustee with a copy of the resolutions of its Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of this Fourteenth Supplemental Indenture; and

         WHEREAS, all things necessary to make this Fourteenth Supplemental Indenture a valid agreement of the Issuer and the Trustee and a valid supplement to the Original Indenture have been done;

         NOW, THEREFORE, for and in consideration of the premises and the purchase of the 2010 Notes to be issued hereunder by holders thereof, the Issuer and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective holders from time to time of the 2010 Notes, as follows:

                                    ARTICLE I
                        STANDARD PROVISIONS; DEFINITIONS

         SECTION 1.01. Standard Provisions. The Original Indenture together with this Fourteenth Supplemental Indenture and all previous indentures supplemental thereto entered into pursuant to the applicable terms thereof are hereinafter sometimes collectively referred to as the "Indenture." All capitalized terms which are used herein and not otherwise defined herein are defined in the Indenture and are used herein with the same meanings as in the Indenture.

         SECTION 1.02. Definitions.

         (a) The following terms have the meanings set forth in the Sections hereof set forth below:

         Term                                                                   Section
         ----                                                                   -------
         Additional Amounts                                                     2.04
         Applicable Premium                                                     2.04
         Application Period                                                     4.06
         Asset Sale                                                             4.06
         Change in Control Date                                                 3.01
         Change in Control Purchase Notice                                      3.01(b)
         Change in Control Purchase Price                                       3.01
         Company                                                                2.03
         Depositary                                                             Article VI
         DTC                                                                    2.03
         Events of Default                                                      5.01
         Excess Proceeds                                                        4.06
         Global Note                                                            Article VI
         Indenture                                                              1.01; 2.04
         Interest Payment Date                                                  2.03
         issue                                                                  4.04(a)
         Issuer                                                                 Preamble; 2.03
         Lien                                                                   4.02(a)
         Maturity                                                               2.03
         Original Indenture                                                     Recitals
         Original Issue Date                                                    2.03
         Place of Payment                                                       2.03
         Purchase Date                                                          3.01(a)(iii)
         Record Date                                                            2.03
         Required Repurchase                                                    3.01
         Required Repurchase Notice                                             3.01(a)

         Term                                                                   Section
         ----                                                                   -------
         Restricted Payment                                                     4.05(a)
         Rule 144A                                                              2.03
         Securities                                                             Recitals
         Securities Act                                                         2.03
         Treasury Rate                                                          2.04
         Trustee                                                                Preamble; 2.04
         2010 Notes                                                             Recitals; 2.04

         (b) Section 1.1 of the Original Indenture is amended to insert the new definitions applicable to the 2010 Notes, in the appropriate alphabetical sequence, as follows:

         "Amortization Expense" means, for any period, amounts recognized during such period as amortization of capital leases, depletion, nuclear fuel, goodwill and assets classified as intangible assets in accordance with generally accepted accounting principles.

         "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Capital Lease Obligation" of a Person means any obligation that is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with generally accepted accounting principles; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles; the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty; and such obligation shall be deemed secured by a Lien on any property or assets to which such lease relates.

         "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock, including any Preferred Stock or Letter Stock; provided that Hybrid Preferred Securities shall not be considered Capital Stock for purposes of this definition.

         "Change in Control" means an event or series of events by which: (i) the Issuer ceases to own beneficially, directly or indirectly, at least 80% of the total voting power of all classes of Capital Stock then outstanding of Consumers (whether arising from issuance of securities of the Issuer or Consumers, any direct or indirect transfer of securities by the Issuer or Consumers, any merger, consolidation, liquidation or dissolution of the Issuer or Consumers or otherwise); (ii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the

"beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the Voting Stock of the Issuer; or (iii) the Issuer consolidates with or merges into another corporation or directly or indirectly conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into the Issuer, in either event pursuant to a transaction in which the outstanding Voting Stock of the Issuer is changed into or exchanged for cash, securities, or other property, other than any such transaction in which (A) the outstanding Voting Stock of the Issuer is changed into or exchanged for Voting Stock of the surviving corporation and (B) the holders of the Voting Stock of the Issuer immediately prior to such transaction retain, directly or indirectly, substantially proportionate ownership of the Voting Stock of the surviving corporation immediately after such transaction.

         "CMS Electric and Gas" means CMS Electric and Gas Company, a Michigan corporation and wholly-owned subsidiary of Enterprises.

         "CMS Gas Transmission" means CMS Gas Transmission Company (formerly known as CMS Gas Transmission and Storage Company), a Michigan corporation and wholly-owned subsidiary of Enterprises.

         "CMS Generation" means CMS Generation Co., a Michigan corporation and wholly-owned subsidiary of Enterprises.

         "CMS MST" means CMS Marketing, Services and Trading Company, a Michigan corporation and wholly-owned subsidiary of Enterprises.

         "Consolidated Assets" means, at any date of determination, the aggregate assets of the Issuer and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         "Consolidated Coverage Ratio" with respect to any period means the ratio of (i) the aggregate amount of Operating Cash Flow for such period to (ii) the aggregate amount of Consolidated Interest Expense for such period.

         "Consolidated Current Liabilities" means, for any period, the aggregate amount of liabilities of the Issuer and its Consolidated Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after (i) eliminating all inter-company items between the Issuer and any Consolidated Subsidiary and (ii) deducting all current maturities of long-term Indebtedness, all as determined in accordance with generally accepted accounting principles.

         "Consolidated Indebtedness" means, at any date of determination, the aggregate Indebtedness of the Issuer and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles; provided that

Consolidated Indebtedness shall not include any subordinated debt owned by any Hybrid Preferred Securities Subsidiary.

         "Consolidated Interest Expense" means, for any period, the total interest expense in respect of Consolidated Indebtedness of the Issuer and its Consolidated Subsidiaries, including, without duplication, (i) interest expense attributable to capital leases, (ii) amortization of debt discount, (iii) capitalized interest, (iv) cash and noncash interest payments, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs under Interest Rate Protection Agreements (including amortization of discount) and (vii) interest expense in respect of obligations of other Persons deemed to be Indebtedness of the Issuer or any Consolidated Subsidiaries under clause (v) or (vi) of the definition of Indebtedness, provided, however, that Consolidated Interest Expense shall exclude (A) any costs otherwise included in interest expense recognized on early retirement of debt and (B) any interest expense in respect of any Indebtedness of any Subsidiary of Consumers, CMS Generation, CMS Electric and Gas, CMS Gas Transmission, CMS MST or any other Designated Enterprises Subsidiary, provided that such Indebtedness is without recourse to any assets of the Issuer, Consumers, Enterprises, CMS Generation, CMS Electric and Gas, CMS Gas Transmission, CMS MST or any other Designated Enterprises Subsidiary.

         "Consolidated Net Income" means, for any period, the net income of the Issuer and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that there shall not be included in such Consolidated Net Income:

         (i) any net income of any Person if such Person is not a Subsidiary, except that (A) the Issuer's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Consolidated Subsidiary as a dividend or other distribution and (B) the Issuer's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

         (ii) any net income of any Person acquired by the Issuer or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

         (iii) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Issuer or its Consolidated Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person; and

         (iv) any net income of any Subsidiary of Consumers, CMS Generation, CMS Electric and Gas, CMS Gas Transmission, CMS MST or any other Designated Enterprises Subsidiary whose interest expense is excluded from Consolidated Interest Expense, provided, however, that for purposes of this subsection (iv), any cash, dividends or distributions of any such Subsidiary to the Issuer shall be included in calculating Consolidated Net Income.

         "Consolidated Net Tangible Assets" means, for any period, the total amount of assets (less accumulated depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) as set forth on the most recently available quarterly or annual consolidated balance sheet of the Issuer and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, and after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of: (i) Consolidated Current Liabilities; (ii) minority interests in Consolidated Subsidiaries held by Persons other than the Issuer or a Restricted Subsidiary;
(iii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors as evidenced by Board of Directors resolutions; (iv) any revaluation or other write-up in value of assets subsequent to December 31, 1996, as a result of a change in the method of valuation in accordance with generally accepted accounting principles; (v) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (vi) treasury stock; and (vii) any cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

         "Consolidated Net Worth" of any Person means the total of the amounts shown on the consolidated balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of any date selected by such Person not more than 90 days prior to the taking of any action for the purpose of which the determination is being made (and adjusted for any material events since such date), as (i) the par or stated value of all outstanding Capital Stock plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit, (B) any amounts attributable to Redeemable Stock and (C) any amounts attributable to Exchangeable Stock.

         "Consolidated Subsidiary" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Issuer in accordance with generally accepted accounting principles.

         "Consumers" means Consumers Energy Company, a Michigan corporation, all of whose common stock is on the date hereof owned by the Issuer.

         "Designated Enterprises Subsidiary" means any wholly-owned subsidiary of Enterprises formed after the date of this Fourteenth Supplemental Indenture which is designated a Designated Enterprises Subsidiary by the Board of Directors.

         "Enterprises" means CMS Enterprises Company, a Michigan corporation and wholly-owned subsidiary of the Issuer.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchangeable Stock" means any Capital Stock of a corporation that is exchangeable or convertible into another security (other than Capital Stock of such corporation that is neither Exchangeable Stock or Redeemable Stock).

         "Hybrid Preferred Securities" means any preferred securities issued by a Hybrid Preferred Securities Subsidiary, where such preferred securities have the following characteristics:

         (i) such Hybrid Preferred Securities Subsidiary lends substantially all of the proceeds from the issuance of such preferred securities to the Issuer or Consumers in exchange for subordinated debt issued by the Issuer or Consumers respectively;

         (ii) such preferred securities contain terms providing for the deferral of distributions corresponding to provisions providing for the deferral of interest payments on such subordinated debt; and

         (iii) the Issuer or Consumers (as the case may be) makes periodic interest payments on such subordinated debt, which interest payments are in turn used by the Hybrid Preferred Securities Subsidiary to make corresponding payments to the holders of the Hybrid Preferred Securities.

         "Hybrid Preferred Securities Subsidiary" means any business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more wholly-owned Subsidiaries of the Issuer or Consumers) at all times by the Issuer or Consumers, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of subordinated debt issued by the Issuer or Consumers (as the case may be) and payments made from time to time on such subordinated debt.

         "Indebtedness" of any Person means, without duplication:

         (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

         (ii) all Capital Lease Obligations of such Person;

         (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

         (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

         (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; and

         (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

         "Initial Purchasers" has the meaning ascribed to such term in the Purchase Agreement.

         "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Issuer or any Subsidiary against fluctuations in interest rates.

         "Letter Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is intended to reflect the separate performance of certain of the businesses or operations conducted by such corporation or any of its subsidiaries.

         "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the aggregate proceeds of such Asset Sale including the fair market value (as determined by the Board of Directors and net of any associated debt and of any consideration other than Capital Stock received in return) of property other than cash, received by the Issuer, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Issuer and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary of the Issuer as a reserve against any liabilities associated with such Asset Sale including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with generally accepted accounting principles and (b) with respect to any issuance or sale or contribution in respect of Capital Stock, the aggregate proceeds of such issuance, sale or contribution, including the fair market value (as determined by the Board of Directors and net of any associated debt and of any consideration other than Capital Stock received in return) of property other than cash, received by the Issuer, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof, provided, however, that if such fair market value as determined by the Board of Directors of property other than cash is greater than $25 million, the value thereof shall be based upon an opinion from an independent nationally recognized firm experienced in the appraisal or similar review of similar types of transactions.

         "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible Capital Stock other than Preferred Stock of such corporation; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

         "Operating Cash Flow" means, for any period, with respect to the Issuer and its Consolidated Subsidiaries, the aggregate amount of Consolidated Net Income after adding thereto Consolidated Interest Expense (adjusted to include costs recognized on early retirement of debt), income taxes, depreciation expense, Amortization Expense and any noncash amortization of debt issuance costs, any nonrecurring, noncash charges to earnings and any negative accretion recognition.

         "Other Rating Agency" means any one of Fitch, Inc. or Moody's Investors Service, Inc., and any successor to any of these organizations which is a nationally recognized statistical rating organization.

         "Paying Agent" means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any of the 2010 Notes on behalf of the Issuer. Initially, the Paying Agent shall be the Trustee.

         "Predecessor 2010 Note" of any particular 2010 Note means every previous 2010 Note evidencing all or a portion of the same debt as that evidenced by such particular 2010 Note; and, for the purposes of the definition, any 2010 Note authenticated and delivered under Section 2.9 of the Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen 2010 Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen 2010 Note.

         "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation; provided that Hybrid Preferred Securities shall not be considered Preferred Stock for purposes of this definition.

         "Purchase Agreement" means that certain Purchase Agreement dated July 9, 2003 among the Issuer and the Initial Purchasers which provides for the sale by the Issuer to the Initial Purchasers of the 2010 Notes.

         "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed prior to the first anniversary of the Stated Maturity of the outstanding 2010 Notes or is redeemable at the option of the holder thereof at any time prior to the first anniversary of the Stated Maturity of the outstanding 2010 Notes.

         "Registrable Securities" has the meaning ascribed to such term in the Registration Rights Agreement.

         "Registration Default" has the meaning ascribed to such term in the Registration Rights Agreement.

         "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of July 17, 2003, by and among the Issuer and the Initial Purchasers.

         "Regulation S" means Regulation S under the Securities Act.

         "Restricted Subsidiary" means any Subsidiary (other than Consumers and its Subsidiaries) of the Issuer which, as of the date of the Issuer's most recent quarterly consolidated balance sheet, constituted at least 10% of the total Consolidated Assets of the Issuer and its Consolidated Subsidiaries and any other Subsidiary which from time to time is designated a Restricted Subsidiary by the Board of Directors; provided that no Subsidiary may be designated a Restricted Subsidiary if, immediately after giving effect thereto, an Event of Default or event that, with the lapse of time or giving of notice or both, would constitute an Event of Default would exist or the Issuer and its Restricted Subsidiaries could not incur at least one dollar of additional Indebtedness under Section 4.04 hereof, and (i) any such Subsidiary so designated as a Restricted Subsidiary must be organized under the laws of the United States or any State thereof, (ii) more than 80% of the Voting Stock of such Subsidiary must be owned of record and beneficially by the Issuer or a Restricted Subsidiary and (iii) such Restricted Subsidiary must be a Consolidated Subsidiary.

         "Standard & Poor's" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto which is a nationally recognized statistical rating organization, or if such entity shall cease to rate the 2010 Notes or shall cease to exist and there shall be no such successor thereto, any other nationally recognized statistical rating organization selected by the Issuer which is acceptable to the Trustee.

         "Subordinated Indebtedness" means any Indebtedness of the Issuer (whether outstanding on the date of this Fourteenth Supplemental Indenture or thereafter incurred) which is contractually subordinated or junior in right of payment to the 2010 Notes.

         "Support Obligations" means, for any Person, without duplication, any financial obligation, contingent or otherwise, of such Person guaranteeing or otherwise supporting any debt or other obligation of any other Person in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such debt, (ii) to purchase property, securities or services for the purpose of assuring the owner of such debt of the payment of such debt, (iii) to maintain working capital, equity capital, available cash or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such debt, (iv) to provide equity capital under or in respect of equity subscription arrangements (to the extent that such obligation to provide equity capital does not otherwise constitute debt), or (v) to perform, or arrange for the performance of, any non-monetary obligations or non-funded debt payment obligations of the primary obligor.

         "Tax Sharing Agreement" means the Amended and Restated Agreement for the Allocation of Income Tax Liabilities and Benefits, dated January 1, 1994, as amended or supplemented from time to time, by and among Issuer, each of the members of the Consolidated Group (as defined therein), and each of the corporations that become members of the Consolidated Group.

         "Voting Stock" means securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or persons performing similar functions).

                                   ARTICLE II

                 DESIGNATION AND TERMS OF THE 2010 NOTES; FORMS

         SECTION 2.01. Establishment of Series.

         (a) There is hereby created a series of Securities to be known and designated as the "7.75% Senior Notes due 2010" to be issued in aggregate principal amount of $300,000,000. Additional Securities, without limitation as to amount, having substantially the same terms as the 2010 Notes (except a different issue date, issue price and bearing interest from the last Interest Payment Date to which interest has been paid or duly provided for on the 2010 Notes, and, if no interest has been paid, from July 17, 2003), may also be issued by the Issuer pursuant to the Indenture without the consent of the existing Holders of the 2010 Notes. Such additional Securities shall be part of the same series as the 2010 Notes. The Stated Maturity of the 2010 Notes is August 1, 2010; the principal amount of the 2010 Notes shall be payable on such date unless the 2010 Notes are earlier redeemed or purchased in accordance with the terms of the Indenture.

         (b) The 2010 Notes will bear interest from the Original Issue Date, or from the most recent date to which interest has been paid or duly provided for, at the rate of 7.75% per annum stated therein until the principal thereof is paid or made available for payment. Interest will be payable semiannually on each Interest Payment Date and at Maturity, as provided in the form of the 2010
Note in Section 2.03 hereof.

         (c) The Record Date referred to in Section 2.3(f)(4) of the Indenture for the payment of the interest on any 2010 Note payable on any Interest Payment Date (other than at Maturity) shall be the 15th day preceding the relevant Interest Payment Date (whether or not a Business Day) except that the Record Date for interest payable at Maturity shall be the date of Maturity.

         (d) The payment of the principal of, premium (if any) and interest on the 2010 Notes shall not be secured by a security interest in any property.

         (e) The 2010 Notes shall be redeemable at the option of the Issuer, in whole or in part, at any time and from time to time, or not less than 30 days notice at a redemption price equal to 100% of the principal amount of such 2010 Notes being redeemed plus the Applicable Premium, if any, thereon at the time of redemption, together with accrued interest, if any, thereon to the redemption date. In no event will the redemption price ever be less than 100% of the principal amount of the 2010 Notes plus accrued interest to the redemption date. The 2010 Notes shall be purchased by the Issuer at the option of the Holders thereof as provided in Article III hereof.

         (f) The 2010 Notes shall not be convertible.

         (g) The 2010 Notes will not be subordinated to the payment of Senior Debt.

         (h) The Issuer will not pay any additional amounts on the 2010 Notes held by a Person who is not a U.S. person (as defined in Regulation S) in respect of any tax, assessment or government charge withheld or deducted.

         (i) The events specified in Events of Default with respect to the 2010 Notes shall include the events specified in Article V of this Fourteenth Supplemental Indenture. In addition to the covenants set forth in Article Three of the Original Indenture, the Holders of the 2010 Notes shall have the benefit of the covenants of the Issuer set forth in this Fourteenth Supplemental Indenture.

         SECTION 2.02. Forms Generally. The 2010 Notes and Trustee's certificates of authentication shall be in substantially the form set forth in this Article II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such 2010 Notes, as evidenced by their execution thereof.

         The definitive 2010 Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such 2010 Notes, as evidenced by their execution thereof.

         SECTION 2.03. Form of Face of 2010 Note.

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

         Unless this Global 2010 Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to CMS Energy Corporation or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of a nominee of DTC or in such other name as is requested by an authorized representative of DTC (and any payment is made to such nominee of DTC or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof has an interest herein.

                             CMS ENERGY CORPORATION
                           7.75% SENIOR NOTES DUE 2010

No. ________                                                        $300,000,000

CUSIP No.: [125896AU4/U12660AC7]

ISIN No.: [US125896AU48/USU12660AC70]

         CMS Energy Corporation, a corporation duly organized and existing under the laws of the State of Michigan (herein called the "Issuer" or "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of Three Hundred Million Dollars on August 1, 2010 ("Maturity") and to pay interest thereon from July 17, 2003 (the "Original Issue Date") or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 1 and August 1 in each year, commencing on February 1, 2004 (each an "Interest Payment Date") to the Persons in whose names the 2010 Notes are registered at the close of business on the 15th day preceding the relevant Interest Payment Date (each a "Record Date"), and at Maturity, at the rate of 7.75% per annum, until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 2010 Note (or one or more Predecessor 2010 Notes) is registered at the close of business on the Record Date for such interest, which shall be the 15th day preceding the relevant Interest Payment Date (whether or not a Business Day) except that the Record Date for interest payable at Maturity shall be the date of Maturity. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this 2010 Note (or one or more Predecessor 2010 Notes) is registered at the close of business on a subsequent Record Date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of 2010 Notes not less than 15 days preceding such subsequent Record Date.

         This 2010 Note is subject to redemption at the option of the Issuer and to purchase by the Issuer at the option of the Holder as specified on the reverse of this 2010 Note.

         Payment of the principal of (and premium, if any) and interest, if any, on this 2010 Note will be made at the office or agency of the Issuer maintained for that purpose in New York, New York (the "Place of Payment"), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest (other than interest payable at Maturity) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account designated by such Person not later than ten days prior to the date of such payment.

         Reference is hereby made to the further provisions of this 2010 Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (V) TO CMS ENERGY CORPORATION OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH
(VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

         THE HOLDER OF THIS SECURITY AGREES THAT SUCH HOLDER WILL NOT ENGAGE IN HEDGING TRANSACTIONS INVOLVING THIS SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

         THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE

LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

         THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF JULY 17, 2003 ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS OF SECURITIES FROM TIME TO TIME.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 2010 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.
Dated:

                                        CMS ENERGY CORPORATION


                                        By____________________________
                                        Its:


                                        By____________________________
                                        Its:


         SECTION 2.04. Form of Reverse of 2010 Note.

         This 7.75% Senior Note due 2010 is one of a duly authorized issue of securities of the Issuer (herein called the "2010 Notes"), issued and to be issued under an Indenture, dated as of September 15, 1992, as supplemented by certain supplemental indentures, including the Fourteenth Supplemental Indenture, dated as of July 17, 2003 (herein collectively referred to as the "Indenture"), between the Issuer and Bank One Trust Company, N.A., a national banking association (successor to NBD Bank, National Association), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, and the Holders of the 2010 Notes and of the terms upon which the 2010 Notes are, and are to be, authenticated and delivered. This 2010 Note is one of the series designated on the face hereof, issued in an initial aggregate principal amount of $300,000,000. Additional Securities, without limitation as to amount, having substantially the same terms as the 2010 Notes (except a different issue date, issue price and bearing interest from the last Interest Payment Date to which interest has been paid or duly provided for on the 2010 Notes, and, if no interest has been paid, from July 17, 2003), may also be issued by the Issuer pursuant to the Indenture without the consent of the existing Holders of the 2010 Notes. Such additional Securities shall be part of the same series as the 2010 Notes.

         The 2010 Notes are subject to redemption at the option of the Issuer, in whole or in part, upon not more than 60 nor less than 30 days' notice as provided in the Indenture at any time and from time to time, at a redemption price equal to 100% of the principal amount of such 2010 Notes being redeemed plus the Applicable Premium, if any, thereon at the time of redemption, together with accrued interest, if any, thereon to the redemption date, but interest installments whose Stated Maturity is on or prior to such redemption date will be payable to the Holder of record at the close of business on the relevant Record Date referred to on the face hereof, all as provided in the Indenture. In no event will the redemption price ever be less than 100% of the principal amount of the 2010 Notes plus accrued interest to the redemption date.

         The following definitions are used to determine the Applicable Premium:

         "Applicable Premium" means, with respect to a 2010 Note (or portion thereof) being redeemed at any time, the excess of (A) the present value at such time of the principal amount of such 2010 Note (or portion thereof) being redeemed plus all interest payments due on such 2010 Note (or portion thereof), which present value shall be computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such 2010 Note (or portion thereof) being redeemed at such time. For purposes of this definition, the present values of the interest and principal payments will be determined in accordance with generally accepted principles of financial analysis.

         "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the redemption date or, in the case of defeasance, prior to the date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to stated maturity of the 2010 Notes; provided, however, that if the average life to stated maturity of the 2010 Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given.

         The interest rate borne by the Registrable Securities will be increased by 0.25% per annum upon the occurrence of a Registration Default, which rate will increase by an additional 0.25% per annum if such Registration Default has not been cured within 90 days after the occurrence thereof and will continue to increase by 0.25% at the beginning of each subsequent 90-day period until all Registration Defaults have been cured

("Additional Amounts"); provided, that the aggregate amount of any such increase in the interest rate on the Registrable Securities shall in no event exceed 0.50% per annum. All accrued Additional Amounts shall be paid to Holders of Registrable Securities in the same manner and at the same time as regular payments of interest on the Registrable Securities. Following the cure of all Registration Defaults, the accrual of Additional Amounts shall cease and the interest rate on the Registrable Securities will revert to 7.75% per annum.

         In the event of redemption of this 2010 Note in part only, a new 2010 Note for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If a Change in Control occurs, the Issuer shall notify the Holder of this 2010 Note of such occurrence and such Holder shall have the right to require the Issuer to make a Required Repurchase of all or any part of this 2010 Note at a Change in Control Purchase Price equal to 101% of the principal amount of this 2010 Note to be so purchased as more fully provided in the Indenture and subject to the terms and conditions set forth therein. In the event of a Required Repurchase of only a portion of this 2010 Note, a new 2010 Note or 2010 Notes for the unrepurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default with respect to this 2010 Note shall occur and be continuing, the principal of this 2010 Note may be declared due and payable in the manner and with the effect provided in the Indenture.

         In any case where any Interest Payment Date, redemption date, repurchase date, Stated Maturity or Maturity of any 2010 Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or this 2010 Note) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, repurchase date or at the Stated Maturity or Maturity; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, redemption date, repurchase date, Stated Maturity or Maturity, as the case may be, to such Business Day.

         The Trustee and the Paying Agent shall return to the Issuer upon written request any money or property held by them for the payment of any amount with respect to the 2010 Notes that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Issuer cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or property then remaining shall be returned to the Issuer. After return to the Issuer, Holders entitled to the money or property must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.

         The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this 2010 Note or (ii) certain restrictive covenants and Events of Default with respect to this 2010 Note, in each case upon compliance with certain conditions set forth therein.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of all outstanding 2010 Notes under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in principal amount of Securities of all series then outstanding and affected (voting as one class).

         The Indenture permits the Holders of not less than a majority in principal amount of Securities of all series at the time outstanding with respect to which a default shall have occurred and be continuing (voting as one class) to waive on behalf of the Holders of all outstanding Securities of such series any past default by the Issuer, provided that no such waiver may be made with respect to a default in the payment of the principal of or the interest on any Security of such series or the default by the Issuer in respect of certain covenants or provisions of the Indenture, the modification or amendment of which must be consented to by the Holder of each outstanding Security of each series affected.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any 2010 Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the outstanding Securities of each affected series (voting as one class) shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Securities of each affected series (voting as one class) a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or any interest on this 2010 Note on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this 2010 Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this 2010 Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2010 Note is registrable in the Security Register, upon surrender of this 2010 Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this 2010 Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2010 Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The 2010 Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, 2010 Notes are exchangeable for a like aggregate principal amount of 2010 Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Issuer shall not be required to (i) issue, exchange or register the transfer of this 2010 Note for a period of 15 days next preceding the mailing of the notice of redemption of 2010 Notes or (ii) exchange or register the transfer of any 2010 Note or any portion thereof selected, called or being called for redemption, except in the case of any 2010 Note to be redeemed in part, the portion thereof not so to be redeemed.

         Prior to due presentment of this 2010 Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this 2010 Note is registered as the owner hereof for all purposes, whether or not this 2010 Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this 2010 Note without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         SECTION 2.05. Form of Trustee's Certificate of Authentication. The Trustee's certificates of authentication shall be in substantially the following form:

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                        BANK ONE TRUST COMPANY, N.A.,
                                                as Trustee


                                        By__________________________

                                        Authorized Officer

                                   ARTICLE III

                                CHANGE IN CONTROL

         SECTION 3.01. Change in Control. Upon the occurrence of a Change in Control (the effective date of such Change in Control being the "Change in Control Date"), each Holder of a 2010 Note shall have the right to require that the Issuer repurchase (a "Required Repurchase") all or any part of such Holder's 2010 Note at a repurchase price payable in cash equal to 101% of the principal amount of such 2010 Note plus accrued interest to the Purchase Date (the "Change in Control Purchase Price").

         (a) Within 30 days following the Change in Control Date, the Issuer shall mail a notice (the "Required Repurchase Notice") to each Holder with a copy to the Trustee stating:

                  (i) that a Change in Control has occurred and that such Holder has the right to require the Issuer to repurchase all or any part of such Holder's 2010 Notes at the Change in Control Purchase Price;

                  (ii) the Change in Control Purchase Price;

                  (iii) the date on which any Required Repurchase shall be made (which shall be no earlier than 60 days nor later than 90 days from the date such notice is mailed) (the "Purchase Date");

                  (iv) the name and address of the Paying Agent; and

                  (v) the procedures that Holders must follow to cause the 2010 Notes to be repurchased, which shall be consistent with this
                  Section 3.01 and the Indenture.

         (b) Holders electing to have a 2010 Note repurchased must deliver a written notice (the "Change in Control Purchase Notice") to the Paying Agent (initially the Trustee) at its corporate trust office in Chicago, Illinois, or any other office of the Paying Agent maintained for such purposes, not later than 30 days prior to the Purchase Date. The Change in Control Purchase Notice shall state: (i) the portion of the principal amount of any 2010 Notes to be repurchased, which portion must be $1,000 or an integral multiple thereof; (ii) that such 2010 Notes are to be repurchased by the Issuer pursuant to the change in control provisions of the Indenture; and (iii) unless the 2010 Notes are represented by one or more Global Notes, the certificate numbers of the 2010 Notes to be delivered by the Holder thereof for repurchase by the Issuer. Any Change in Control Purchase Notice may be withdrawn by the Holder by a written notice of withdrawal delivered to the Paying Agent not later than three Business Days prior to the Purchase Date. The notice of withdrawal shall state the principal amount and, if applicable, the certificate numbers of the 2010 Notes as to which the withdrawal notice relates and the principal amount of such 2010 Notes, if any, which remains subject to a Change in Control Purchase Notice.

         If a 2010 Note is represented by a Global Note (as described in Article VI hereof), the Depositary or its nominee will be the Holder of such 2010 Note and therefore will be the only entity that can elect a Required Repurchase of such 2010 Note. To obtain repayment pursuant to this Section 3.01 with respect to such 2010 Note, the beneficial owner of such 2010 Note must provide to the broker or other entity through which it holds the beneficial interest in such 2010 Note (i) the Change in Control Purchase Notice signed by such beneficial owner, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, and (ii) instructions to such broker or other entity to notify the Depositary of such beneficial owner's desire to obtain repayment pursuant to this Section 3.01. Such broker or other entity will provide to the Paying Agent (i) the Change in Control Purchase Notice received from such beneficial owner and (ii) a certificate satisfactory to the Paying Agent from such broker or other entity stating that it represents such beneficial owner. Such broker or other entity will be responsible for disbursing any payments it receives pursuant to this Section 3.01 to such beneficial owner.

         (c) Payment of the Change in Control Purchase Price for a 2010 Note for which a Change in Control Purchase Notice has been delivered and not withdrawn is conditioned (except in the case of a 2010 Note represented by one or more Global Notes) upon delivery of such 2010 Note (together with necessary endorsements) to the Paying Agent at its office in Chicago, Illinois, or any other office of the Paying Agent maintained for such purpose, at any time (whether prior to, on or after the Purchase Date) after the delivery of such Change in Control Purchase Notice. Payment of the Change in Control Purchase Price for such 2010 Note will be made promptly following the later of the Purchase Date or the time of delivery of such 2010 Note. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Change in Control Purchase Price of such 2010 Note on the Business Day following the Purchase Date, then, on and after such date, interest will cease accruing, and all other rights of the Holder shall terminate (other than the right to receive the Change in Control Purchase Price upon delivery of the 2010
Note).

         (d) The Issuer shall comply with the provisions of Regulation 14E and any other tender offer rules under the Exchange Act, which may then be applicable in connection with any offer by the Issuer to repurchase 2010 Notes at the option of Holders upon a Change in Control.

         (e) No 2010 Note may be repurchased by the Issuer as a result of a Change in Control if there has occurred and is continuing an Event of Default (other than a default in the payment of the Change in Control Purchase Price with respect to the 2010 Notes).

                                   ARTICLE IV
                       ADDITIONAL COVENANTS OF THE ISSUER
                         WITH RESPECT TO THE 2010 NOTES

         SECTION 4.01. Existence. So long as any of the 2010 Notes are outstanding, subject to Article Nine of the Original Indenture, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

         SECTION 4.02. Limitation on Certain Liens.

         (a) So long as any of the 2010 Notes are outstanding, the Issuer shall not create, incur, assume or suffer to exist any lien, mortgage, pledge, security interest, conditional sale, title retention agreement or other charge or encumbrance of any kind, or any other type of arrangement intended or having the effect of conferring upon a creditor of the Issuer or any Subsidiary a preferential interest (hereinafter in this Section 4.02 referred to as a "Lien") upon or with respect to any of its property of any character, including without limitation any shares of Capital Stock of Consumers or Enterprises, without making effective provision whereby the 2010 Notes shall (so long as any such other creditor shall be so secured) be equally and ratably secured (along with any other creditor similarly entitled to be secured) by a direct Lien on all property subject to such Lien, provided, however, that the foregoing restrictions shall not apply to:

         (i) Liens for taxes, assessments or governmental charges or levies to the extent not past due;

         (ii) pledges or deposits to secure (A) obligations under workmen's compensation laws or similar legislation, (B) statutory obligations of the Issuer or (C) Support Obligations;

         (iii) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations which are not overdue or which have been fully bonded and are being contested in good faith;

         (iv) purchase money Liens upon or in property acquired and held by the Issuer in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien shall extend to or cover any property other than the property being acquired and no such extension, renewal or replacement shall extend to or cover property not theretofore subject to the Lien being extended, renewed or replaced, and provided, further, that the aggregate principal amount of the Indebtedness at any one time outstanding secured by Liens permitted by this clause (iv) shall not exceed $10,000,000; and

         (v) Liens not otherwise permitted by clauses (i) through (iv) of this
         Section 4.02 securing Indebtedness of the Issuer; provided that on the date such Liens are created, and after giving effect to such Indebtedness, the aggregate principal amount at maturity of all of the secured Indebtedness of the Issuer at such date shall not exceed 5% of Consolidated Net Tangible Assets at such date.

         SECTION 4.03. Limitation on Consolidation, Merger, Sale or Conveyance. So long as any of the 2010 Notes are outstanding and until the 2010 Notes are rated BBB- or above (or an equivalent rating) by Standard & Poor's and one Other Rating Agency (or, if Standard & Poor's shall change its rating system, an equivalent of such rating then employed by such organization), at which time the Issuer will be permanently released from the provisions of this Section 4.03, and subject also to Article Nine of the Original Indenture, the Issuer shall not consolidate with or merge into any other Person or sell, lease or convey the property of the Issuer in the entirety or substantially as an entirety, unless
(a) immediately after giving effect to such transaction the Consolidated Net Worth of the surviving entity is at least equal to the Consolidated Net Worth of the Issuer immediately prior to the transaction and (b) after giving effect to such transaction, the surviving entity would be entitled to incur at least one dollar of additional Indebtedness (other than revolving Indebtedness to banks) without violation of the limitations in Section 4.04 hereof.

         SECTION 4.04. Limitation on Consolidated Indebtedness.

         (a) So long as any of the 2010 Notes are outstanding and until the 2010 Notes are rated BBB- or above (or an equivalent rating) by Standard & Poor's and one Other Rating Agency (or, if Standard & Poor's shall change its rating system, an equivalent of such rating then employed by such organization), at which time the Issuer will be permanently released from the provisions of this
Section 4.04, the Issuer shall not, and shall not permit any Consolidated Subsidiary of the Issuer to, issue, create, assume, guarantee, incur or otherwise become liable for (collectively, "issue"), directly or indirectly, any Indebtedness unless the Consolidated Coverage Ratio of the Issuer and its Consolidated Subsidiaries for the four consecutive fiscal quarters immediately preceding the issuance of such Indebtedness (as shown by a pro forma consolidated income statement of the Issuer and its Consolidated Subsidiaries for the four most recent fiscal quarters ending at least 30 days prior to the issuance of such Indebtedness after giving effect to (i) the issuance of such Indebtedness and (if applicable) the application of the net proceeds thereof to refinance other Indebtedness as if such Indebtedness was issued at the beginning of the period, (ii) the issuance and retirement of any other Indebtedness since the first day of the period as if such Indebtedness was issued or retired at the beginning of the period and (iii) the acquisition of any company or business acquired by the Issuer or any Subsidiary since the first day of the period (including giving effect to the pro forma historical earnings of such company or business), including any acquisition which will be consummated contemporaneously with the issuance of such Indebtedness, as if in each case such acquisition occurred at the beginning of the period) exceeds a ratio of 1.6 to 1.0.

         (b) Notwithstanding the foregoing paragraph, the Issuer or any Restricted Subsidiary may issue, directly or indirectly, the following
Indebtedness:

         (1) Indebtedness of the Issuer to banks not to exceed $1,000,000,000 in aggregate outstanding principal amount at any time;

         (2) Indebtedness (other than Indebtedness described in Section 4.04(b)(1) hereof) outstanding on the date of this Fourteenth Supplemental Indenture, as set forth on Schedule 4.04(b)(2) attached hereto and made a part hereof, and Indebtedness issued in exchange for, or the proceeds of which are used to refund or refinance, any Indebtedness permitted by this clause (2); provided, however, that (i) the principal amount (or accreted value in the case of Indebtedness issued at a discount) of the Indebtedness so issued shall not exceed the principal amount (or accreted value in the case of Indebtedness issued at a discount) of, premium, if any, and accrued but unpaid interest on, the Indebtedness so exchanged, refunded or refinanced and
         (ii) the Indebtedness so issued (A) shall not mature prior to the stated maturity of the Indebtedness so exchanged, refunded or refinanced, (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged, refunded or refinanced and (C) if the Indebtedness to be exchanged, refunded or refinanced is subordinated to the 2010 Notes, the Indebtedness is subordinated to the 2010 Notes in right of payment;

         (3) Indebtedness of the Issuer owed to and held by a Subsidiary and Indebtedness of a Subsidiary owed to and held by the Issuer; provided, however, that, in the case of Indebtedness of the Issuer owed to and held by a Subsidiary, (i) any subsequent issuance or transfer of any Capital Stock that results in any such Subsidiary ceasing to be a Subsidiary or (ii) any transfer of such Indebtedness (except to the Issuer or a Subsidiary) shall be deemed for the purposes of this
         Section 4.04(b) to constitute the issuance of such Indebtedness by the Issuer;

         (4) Indebtedness of the Issuer issued in exchange for, or the proceeds of which are used to refund or refinance, Indebtedness of the Issuer issued in accordance with Section 4.04(a) hereof, provided that (i) the principal amount (or accreted value in the case of Indebtedness issued at a discount) of the Indebtedness so issued shall not exceed the principal amount (or accreted value in the case of Indebtedness issued at a discount) of, premium, if any, and accrued but unpaid interest on, the Indebtedness so exchanged, refunded or refinanced and (ii) the Indebtedness so issued (A) shall not mature prior to the stated maturity of the Indebtedness so exchanged, refunded or refinanced, (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged, refunded or refinanced and (C) if the Indebtedness to be exchanged, refunded or refinanced is subordinated to the 2010 Notes, the Indebtedness so issued is subordinated to the 2010 Notes in right of payment;

         (5) Indebtedness of a Restricted Subsidiary issued in exchange for, or the proceeds of which are used to refund or refinance, Indebtedness of a Restricted Subsidiary issued in accordance with Section 4.04(a) hereof, provided that (i) the principal amount (or accreted value in the case of Indebtedness issued at a discount) of the Indebtedness so issued shall not exceed the principal amount (or accreted value in the case of Indebtedness issued at a discount) of, premium, if any, and accrued but unpaid interest on, the Indebtedness so exchanged, refunded or refinanced and (ii) the Indebtedness so issued (A) shall not mature prior to the stated maturity of the Indebtedness so exchanged, refunded or refinanced and (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged, refunded or refinanced.

         (6) Indebtedness of a Consolidated Subsidiary issued to acquire, develop, improve, construct or to provide working capital for a gas, oil or electric generation, exploration, production, distribution, storage or transmission facility and related assets, provided that such Indebtedness is without recourse to any assets of the Issuer, Consumers, Enterprises, CMS Generation, CMS Electric and Gas, CMS Gas Transmission, CMS MST or any other Designated Enterprises Subsidiary;

         (7) Indebtedness of a Person existing at the time at which such Person became a Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary. Such Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Consolidated Subsidiary;

         (8) Indebtedness issued by the Issuer not to exceed $150,000,000 in aggregate principal amount at any time; and

         (9) Indebtedness of a Consolidated Subsidiary in respect of rate reduction bonds issued to recover electric restructuring transition costs of Consumers, provided that such Indebtedness is without recourse to the assets of Consumers.

         SECTION 4.05. Limitation on Restricted Payments.

         (a) So long as the 2010 Notes are outstanding and until the 2010 Notes are rated BBB- or above (or an equivalent rating) by Standard & Poor's and one Other Rating Agency (or, if Standard & Poor's shall change its rating system, an equivalent of such rating then employed by such organization), at which time the Issuer will be permanently released from the provisions of this Section 4.05, the Issuer shall not, and shall not permit any Restricted Subsidiary of the Issuer, directly or indirectly, to (i) declare or pay any dividend or make any distribution on the Capital Stock of the Issuer to the direct or indirect holders of its Capital Stock (except dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase such Non-Convertible Capital Stock and except dividends or distributions payable to the Issuer or a Subsidiary), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Issuer or (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity or scheduled repayment thereof, any Subordinated Indebtedness (any such dividend, distribution, purchase, redemption, repurchase, defeasing, other acquisition or retirement being herein referred to as a "Restricted Payment") if at the time the Issuer or such Subsidiary makes such Restricted Payment:

         (1) an Event of Default, or an event that with the lapse of time or the giving of notice or both would constitute an Event of Default, shall have occurred and be continuing (or would result therefrom); or

         (2) the aggregate amount of such Restricted Payment and all other Restricted Payments made since May 6, 1997 would exceed the sum of:

                  (A) $100,000,000;

                  (B) 100% of Consolidated Net Income, accrued during the period (treated as one accounting period) from May 6, 1997 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such sum shall be a deficit, minus 100% of the deficit); and

                  (C) the aggregate Net Cash Proceeds received by the Issuer from the issue or sale of or contribution with respect to its Capital Stock subsequent to May 6, 1997.

         For the purpose of determining the amount of any Restricted Payment not in the form of cash, the amount shall be the fair value of such Restricted Payment as determined in good faith by the Board of Directors, provided that if the value of the non-cash portion of such Restricted Payment as determined by the Board of Directors is in excess of $25 million, such value shall be based on the opinion from a nationally recognized firm experienced in the appraisal of similar types of transactions.

         (b)      The provisions of Section 4.05(a) hereof shall not prohibit:

                  (i) any purchase or redemption of Capital Stock of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Issuer (other than Redeemable Stock or Exchangeable Stock); provided, however, that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments;

                  (ii) dividends or other distributions paid in respect of any class of the Issuer's Capital Stock issued in respect of the acquisition of any business or assets by the Issuer or a Restricted Subsidiary if the dividends or other distributions with respect to such Capital Stock are payable solely from the net earnings of such business or assets;

                  (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.05; provided, however, that at the time of payment of such dividend, no Event of Default shall have occurred and be continuing (or result therefrom), and provided further, however, that such dividends shall be included (without duplication) in the calculation of the amount of Restricted Payments; or

                  (iv) payments pursuant to the Tax Sharing Agreement.

         SECTION 4.06. Limitation on Asset Sales. So long as any of the 2010 Notes are outstanding, the Issuer may not sell, transfer or otherwise dispose of any property or assets of the Issuer, including Capital Stock of any Consolidated Subsidiary, in one transaction or a series of transactions in an amount which exceeds $50,000,000 (an "Asset Sale") unless the Issuer shall (i) apply an amount equal to such excess Net Cash Proceeds to permanently repay Indebtedness of a Consolidated Subsidiary or Indebtedness of the Issuer which is pari passu with the 2010 Notes, (ii) invest an equal amount not so used in clause (i) in property or assets of related business within 24 months after the date of the Asset Sale (the "Application Period") or (iii) apply such excess Net Cash Proceeds not so used in clause (i) or (ii) (the "Excess Proceeds") to make an offer, within 30 days after the end of the Application Period, to purchase from the Holders on a pro rata basis an aggregate principal amount of 2010 Notes on the relevant purchase date equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the 2010 Notes on the relevant purchase date and unpaid interest, if any, to the purchase date. The Issuer shall only be required to make an offer to purchase 2010 Notes from Holders pursuant to clause (iii) if the Excess Proceeds equal or exceed $25,000,000 at any given time.

         The procedures to be followed by the Issuer in making an offer to purchase 2010 Notes from the Holders with Excess Proceeds, and for the acceptance of such offer by the Holders, shall be the same as those set forth in
Section 3.01 herein with respect to a Change in Control.

                                    ARTICLE V
                          ADDITIONAL EVENTS OF DEFAULT
                         WITH RESPECT TO THE 2010 NOTES

         SECTION 5.01. Definition. All of the events specified in clauses (a) through (h) of Section 5.1 of the Original Indenture shall be Events of Default with respect to the 2010 Notes.

         SECTION 5.02. Amendments to Section 5.1 of the Original Indenture. Solely for the purpose of determining Events of Default with respect to the 2010 Notes, paragraphs Section 5.1(e), Section 5.1(f) and Section 5.1(h) of the Original Indenture shall be amended such that each and every reference therein to the Issuer shall be deemed to mean either the Issuer or Consumers.

         SECTION 5.03. Additional Events of Default. Solely for the purpose of determining Events of Default with respect to the 2010 Notes, an Event of Default shall also include the following:

         (i) default in the payment of any interest upon any 2010 Note, including Additional Amounts, if any, when it becomes due and payable, and continuance of such default for 30 days;

         (ii) default in the Issuer's obligation to redeem the 2010 Notes after exercising its redemption option pursuant to this Fourteenth Supplemental Indenture; and

         (iii) default in the Issuer's obligation to purchase 2010 Notes upon the occurrence of a Change in Control in accordance with the terms of
         Article III hereof.

                                   ARTICLE VI

                                  GLOBAL NOTES

         The 2010 Notes will be issued initially in the form of Global Notes. "Global Note" means a registered 2010 Note evidencing one or more 2010 Notes issued to a depositary (the "Depositary") or its nominee, in accordance with this Article VI and bearing the legend prescribed in this Article VI. One or more Global Notes will represent all 2010 Notes. The Issuer shall execute and the Trustee shall, in accordance with this Article VI and the Issuer Order with respect to the 2010 Notes, authenticate and deliver one or more Global Notes in temporary or permanent form that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the 2010 Notes to be represented by such Global Note or Global Notes, (ii) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions and (iv) shall bear a legend substantially to the following effect: "Unless the Global 2010 Note is presented by an authorized representative of the Depositary to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of a nominee of the Depositary or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to such nominee of the Depositary or to such other entity as is requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful inasmuch as the registered owner hereof has an interest herein."

         Notwithstanding Section 2.8 of the Original Indenture, unless and until it is exchanged in whole or in part for 2010 Notes in definitive form, a Global Note representing one or more 2010 Notes may not be transferred except as a whole by the Depositary, to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for 2010 Notes or a nominee of such successor Depositary.

         If at any time the Depositary for the 2010 Notes is unwilling or unable to continue as Depositary for the 2010 Notes, the Issuer shall appoint a successor Depositary with respect to the 2010 Notes. If a successor Depositary for the 2010 Notes is not appointed by the Issuer by the earlier of (i) 90 days from the date the Issuer receives notice to the effect that the Depositary is unwilling or unable to act, or the Issuer determines that the Depositary is unable to act or (ii) the effectiveness of the Depositary's resignation or failure to fulfill its duties as Depositary, the Issuer will execute, and the Trustee, upon receipt of a Issuer Order for the authentication and delivery of definitive 2010 Notes, will authenticate and deliver 2010 Notes in definitive form in an aggregate principal amount equal to the principal amount of the Global Note or Global Notes representing such 2010 Notes in exchange for such Global Note or Global Notes.

         The Issuer may at any time and in its sole discretion determine that the 2010 Notes issued in the form of one or more Global Notes shall no longer be represented by such Global Note or Global Notes. In such event the Issuer will execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive 2010 Notes, will authenticate and deliver 2010 Notes in definitive form in an aggregate principal amount equal to the principal amount of the Global Note or Global Notes representing such 2010 Notes in exchange for such Global Note or Global Notes.

         The Depositary for such 2010 Notes may surrender a Global Note or Global Notes for such 2010 Notes in exchange in whole or in part for 2010 Notes in definitive form on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge:

         (i) to each Person specified by such Depositary a new 2010 Note or 2010 Notes, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Note; and

         (ii) to such Depositary a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of 2010 Notes in definitive form delivered to Holders thereof.

         In any exchange provided for in this Article VI, the Issuer will execute and the Trustee will authenticate and deliver 2010 Notes in definitive registered form in authorized denominations.

         Upon the exchange of a Global Note for 2010 Notes in definitive form, such Global Note shall be cancelled by the Trustee. 2010 Notes in definitive form issued in exchange for a Global Note pursuant to this Article VI shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or Security Registrar. The Trustee shall deliver such 2010 Notes to the Persons in whose names such 2010 Notes are so registered.

                                   ARTICLE VII

                                   DEFEASANCE

         All of the provisions of Article Ten of the Original Indenture shall be applicable to the 2010 Notes. Upon satisfaction by the Issuer of the requirements of Section 10.1(C) of the Indenture, in connection with any covenant defeasance (as provided in Section 10.1(C) of the Indenture), the Issuer shall be released from its obligations under Article Nine of the Original Indenture and under Article IV of this Fourteenth Supplemental Indenture with respect to the 2010 Notes.

                                  ARTICLE VIII
                             SUPPLEMENTAL INDENTURES

         This Fourteenth Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this Fourteenth Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Fourteenth Supplemental Indenture shall together constitute one and the same instrument.

                                   ARTICLE IX
                             MODIFICATION AND WAIVER

         In addition to those matters set forth in Section 8.2 of the Original Indenture (including the terms and conditions of the 2010 Notes set forth herein), with respect to the 2010 Notes, no amendment or supplemental indenture to the Indenture shall, without the consent of the Holder of each 2010 Note affected thereby:

         (a) reduce the redemption price or Change in Control Purchase Price of the 2010 Notes;

         (b) change the terms applicable to redemption or purchase of the 2010 Notes in a manner adverse to the Holder; or

         (c) alter the manner of calculation or rate of Additional Amounts payable on any 2010 Note or extend the time for payment of any such amount.

         In addition, with respect to the 2010 Notes, notwithstanding Section
5.10 of the Original Indenture, approval of the Holders of each outstanding 2010 Note shall be required to waive any default by the Issuer in any payment of the redemption price or Change in Control Purchase Price with respect to any 2010 Notes.

The reference to "interest" in Section 5.10(i) of the Original Indenture shall include Additional Amounts, if any.

                                   TESTIMONIUM

         This Fourteenth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Fourteenth Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.



                                        CMS ENERGY CORPORATION



                                         /s Thomas J. Webb
                                        ----------------------------------------
                                        Thomas J. Webb
                                        Executive Vice President and
                                        Chief Financial Officer


Attest:   /s/ Laura L. Mountcastle
        ---------------------------
        Laura L. Mountcastle
        Vice President and Treasurer




                                        BANK ONE TRUST COMPANY, N.A.,
                                                as Trustee



                                         /s/ Mietka Collins
                                        ----------------------------------------
                                        Mietka Collins
                                        Account Representative


Attest:   /s/ Steven E. Charles
         ------------------------
         Steven E. Charles
         Vice President

                               Schedule 4.04(b)(2)





                                - See Attached -

                 CMS ENERGY INDEBTEDNESS SCHEDULE AS OF 7/17/03

------------------------------------------------------------------------------------------------------
PRIMARY        SECONDARY                           FACILITY
ENTITY         ENTITY                              DESCRIPTION
------------------------------------------------------------------------------------------------------

CMS Energy

    CMS Energy                                     $185MM Credit Agmt 5/22/03
               CMS Viron                                                              Letter of Credit
               Jamaica Private Power Co                                               Letter of Credit
               CMS Enterprises (Enporion)                                             Letter of Credit
               Hydra-Co Ent. (Salt City)                                              Letter of Credit
               CMS Generation (Shuweihat)                                             Letter of Credit
               CMS Generation (Shuweihat)                                             Letter of Credit
               CMS MS&T                                                               Letter of Credit
               CMS MS&T                                                               Letter of Credit
               CMS MS&T MI LLC                                                        Letter of Credit
               Jorf Lasfar                                                            Letter of Credit
               Jorf Lasfar                                                            Letter of Credit
               Jorf Lasfar                                                            Letter of Credit
               Jorf Lasfar                                                            Letter of Credit
               CMS Viron                                                              Letter of Credit
               Panhandle                                                              Letter of Credit
               CMS Viron                                                              Letter of Credit
               Jorf Lasfar Energy Co.                                                 Letter of Credit
               Jorf Lasfar Energy Co.                                                 Letter of Credit
               Grayling                                                               Letter of Credit

    CMS Energy                                     $409MM Second A & R Credit Agmt.


    CMS Energy                                     Term Loan

    CMS Energy                                     General Term Notes
                                                                                              Series D
                                                                                              Series E
                                                                                              Series F

    CMS Energy                                     Sr Unsecured Convertible Senior
                                                     Notes @ 3.375% due 2023

    CMS Energy                                     Sr. Unsecured Notes @ 7 5/8%

    CMS Energy                                     Convert. Sub. Debentures

    CMS Energy                                     Extend. Tenor Rate Adj. Sec.

    CMS Energy                                     Sr. Unsecured Notes @ 7.5%

    CMS Energy                                     Sr. Unsecured Notes @ 6.75%

    CMS Energy                                     Sr. Notes @ 8.9%

    CMS Energy                                     Sr. Notes @ 9.875%

    CMS Energy                                     Premium Equity Participating
                                                     Security Units @ 7.25%

    CMS Energy                                     Sr. Notes @ 8.5%

    CMS Energy St. Clair Undergrnd Stor.           Indemnity



    CMS Energy CMS MS&T                            Guaranty

    CMS Energy CMS Generation                      Guaranty

    CMS Energy Emirates CMS Power Co.              Letter of Credit

    CMS Energy CMS Viron & CMS Enterprises         Indemnity

    CMS Energy Genesee Power Station               Svc Fee Support Agreement

CMS ENTERPRISES
  CMS Enterprises CMS GT                           Indemnity

  CMS Enterprises CMS MS&T                         Guaranties

  CMS Enterprises CMS MS&T                         Indemnity

  CMS Enterprises CMS MS&T                         Indemnity

  CMS Enterprises CMS MS&T                         Indemnity

  CMS Enterprises CMS MS&T MI LLC                  Guaranty

  CMS Enterprises CMS Viron, CMS MS&T              Indemnity

  CMS Enterprises CMS Viron                        Indemnity

  CMS Enterprises CMS Viron                        Indemnity



------------------------------------------------------------------------------------------------------------------------------------
                                   MAXIMUM                       AMOUNT            ISSUE             EXPIRATION    LATEST AMEND
 LENDER (BANK)                     AMOUNT                   OUTSTANDING             DATE                   DATE        DATE       #
------------------------------------------------------------------------------------------------------------------------------------



 Bank One, NA                      185,000,000                        0        5/23/2003              5/21/2004
                                                                320,507       12/21/2001              9/24/2003    3/11/2002      1
                                                              7,000,000       10/29/2001             12/31/2003
                                                              1,919,470       10/26/2001              5/14/2004
                                                              1,250,000        12/3/2001              5/14/2004    12/4/2002      1
                                                              2,500,000        12/5/2001              5/14/2004
                                                             70,300,000        12/5/2001              5/14/2004
                                                              5,000,000       10/17/2001              12/1/2003     6/6/2002      3
                                                              1,000,000        1/18/2002              5/14/2004
                                                              1,200,000        1/18/2002              5/14/2004
                                                              3,000,000        3/18/2002              5/14/2004    10/2/2002      1
                                                             39,086,700        5/15/2002              5/14/2004    10/2/2002      1
                                                             11,300,000        5/15/2002              5/14/2004    10/2/2002      1
                                                             17,272,500        5/15/2002              5/14/2004    10/2/2002      1
                                                                136,272        5/24/2002              7/24/2003
                                                                350,000        3/16/2003             11/30/2003
                                                                228,516        3/26/2003             11/30/2003
                                                              4,800,000       11/15/2002              5/14/2004
                                                              2,500,000       11/15/2002              5/14/2004
                                                              2,026,689        3/11/2003               6/9/2004

 Citicorp                          409,000,000             5,000,000.00        3/30/2003              3/30/2006


 CMS Methanol Co.                   14,000,000               14,000,000        1/28/2002             12/15/2004


                                   200,000,000               65,772,000
                                   400,000,000              183,055,000
                                   300,000,000              296,726,000


                                   150,000,000              150,000,000        7/16/2003              7/15/2023

                                   180,000,000              175,815,000        9/26/1997             11/15/2004

                                   172,500,000              172,500,000        6/20/1997              7/15/2027

                                   180,000,000              180,000,000        1/13/1998              1/15/2005

                                   480,000,000              408,845,000        1/25/1999              1/15/2009

                                   300,000,000              287,025,000         2/3/1999              1/15/2004

                                   269,000,000              260,475,000         7/2/2001              7/15/2008

                                   500,000,000              467,558,000       10/10/2000             10/15/2007


                                   220,000,000              220,000,000        8/22/2000              8/18/2004

                                   350,000,000              300,375,000        3/29/2001              4/15/2011


                                       200,000                  200,000
                                        54,000                   54,000

                                     1,000,000                1,000,000        11/1/2000

                                    24,155,500               24,155,500         9/4/1997

 Barclays Bank PLC UK               17,500,000               17,500,000        4/27/1999              4/27/2004

                                       305,220                  305,220

 US Bank                             3,000,000                3,000,000         3/1/1994                   2021


                                        20,000                   20,000        9/20/1994              9/20/2002

                                    30,100,000               30,100,000

                                   168,484,895              168,484,895        4/28/1999               6/1/2009

                                    78,581,671               78,581,671       12/14/1999             11/25/2011

                                    26,315,263               26,315,263       11/15/2000              2/25/2011

                                    10,000,000               10,000,000        8/22/2000                           11/28/2000     1

                                     9,992,448                9,992,448

                                             -                        -

                                    17,311,248               17,311,248


------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL
DESCRIPTION                                                                              BENEFICIARY
------------------------------------------------------------------------------------------------------------------------------



Used to support Letters of Credit
SLT751236                                                                                County of Los Angeles
SLT751239                                                                                Bank of Tokyo - Mitsubishi Trust Co.
SLT751227                                                                                TCF Leasing Inc.
SLT751226                                                                                Honeywell International
SLT751237                                                                                Barclays Bank PLC
SLT751238                                                                                Barclays Bank PLC
SLT751224                                                                                Constellation Power Source Inc
SLT751231                                                                                Midwest Independent System Operator
SLT751232                                                                                Midwest Independent System Operator
SLT751230                                                                                Deutsche Bank Trust Co. Americas
SLT751225                                                                                Deutsche Bank Trust Co. Americas
SLT751234                                                                                Deutsche Bank Trust Co. Americas
SLT751233                                                                                Deutsche Bank Trust Co. Americas
00332014                                                                                 County of Los Angeles
SLT751229                                                                                Federal Insurance Co.
SLT751228                                                                                Seaboard Surety Co. & others
Collateral reserve .  LC#SLT751271                                                       Deutsche Bank Trust
Collateral reserve .  LC#SLT751270                                                       Deutsche Bank Trust
LC#00331042                                                                              Consumers Energy

Facilities A & B combined.














Issued for QUIPS *

X-TRAS *










PEPS



Surety & Operations bonds
Surety bond to state of Michigan                                                         Insurance company
Surety Bond to US EPA                                                                    Insurance company

7/1/99 Natural Gas Agreement                                                             MCV

Jorf Lasfar Capital Contribution Agmt.

Taweelah A2                                                                              Barclays Abu Dhabi

Surety Bond to outside party                                                             Insurance company

Tax exempt bond financing                                                                US Bank (Trustee)


Kalkaska 30 Project Underground Gas Storage Lease and Surety Bond w/State of MI          State of MI

$342.1MM reciprocal taken                                                                Various counterparties

Performance based Surety bond to Tennergy Corp.                                          St. Paul Insurance Co.

Performance based Surety bond to OH Schools Council                                      St. Paul Insurance Co.

Performance base surety bond to CCAC                                                     St. Paul Insurance Co.

                                                                                         Detroit Edison

Surety bonds to outside parties                                                          Insurance companies

Covers York gty for Viron                                                                York International

Surety Bonds to outside parties                                                          Insurance companies


                 CMS ENERGY INDEBTEDNESS SCHEDULE AS OF 7/17/03


------------------------------------------------------------------------------------------------------
PRIMARY        SECONDARY                           FACILITY
ENTITY         ENTITY                              DESCRIPTION
------------------------------------------------------------------------------------------------------

CMS Enterprises CMS Oil and Gas Co.                 Indemnity

CMS Enterprises CMS Oil and Gas Co.                 Indemnity

CMS Enterprises Terra Energy Ltd.                   Indemnity

CMS Enterprises CMS Viron                           Guaranty

CMS Enterprises CMS Viron                           Guaranty

CMS Enterprises CMS Viron                           Guaranty

CMS Enterprises CMS Viron                           Guaranty

CMS Enterprises CMS Viron                           Guaranty

CMS Enterprises CMS Viron                           Guaranty

CMS Enterprises CMS Viron                           Guaranty

CMS Enterprises CMS Viron                           Guaranty

CMS Enterprises CTM                                 Guaranty

CMS Enterprises Western Australia Gas Trans. Co.    Guaranty

CMS Enterprises CMS Ensenada S.A.                   Guaranty

CMS Enterprises CMS Ensenada S.A.                   Guaranty

CMS Enterprises CMS Ensenada S.A.                   Guaranty

CMS Enterprises Jegrupadu O&M                       Guaranty

CMS Enterprises CMS Morocco Op Co                   Guaranty

CMS Enterprises DIG                                 Guaranty


------------------------------------------------------------------------------------------------------------------------------------
                                   MAXIMUM                       AMOUNT            ISSUE             EXPIRATION    LATEST AMEND
 LENDER (BANK)                     AMOUNT                   OUTSTANDING             DATE                   DATE        DATE       #
------------------------------------------------------------------------------------------------------------------------------------

                                        75,000                   75,000

                                       300,000                  300,000

                                     9,649,954                9,649,954

                                     4,300,000                4,300,000        3/24/2000

                                    37,500,000               37,500,000        3/31/2000

                                    34,020,044               34,020,044       12/14/2000

                                     4,235,747                4,235,747       12/20/2001

                                       430,023                  430,023         7/1/2001

                                     1,248,000                1,248,000         1/1/2002

                                     6,720,000                6,720,000         4/1/2001

                                     1,168,144                1,168,144         3/1/2001

                                     3,780,000                3,780,000        6/25/1996             12/31/2006

                                    20,000,000               20,000,000        10/9/2000             10/15/2002    10/19/2000     1

                                       135,000                  135,000         5/5/1997

                                       800,000                  800,000         5/7/1997                   2009

                                    11,697,519               11,697,519         5/7/1997                   2009

                                       750,000                  750,000       12/23/1996

                                    45,000,000               45,000,000

                                       650,000                  650,000         4/1/2002



------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL
DESCRIPTION                                                                              BENEFICIARY
------------------------------------------------------------------------------------------------------------------------------
Surety Bonds to outside parties                                                          Insurance companies

Surety Bonds to outside parties                                                          Insurance companies

Appeal bonds to Michigan Court                                                           Insurance companies

Performance based energy savings contract                                                GE Capital Public Finance

Supports CMS Viron in MDW contract                                                       ABB Energy Capital

Performance based energy savings contract                                                University of Utah

                                                                                         Trigen Development Corp

                                                                                         BT Broad Street - Philadephia

                                                                                         Opus Corporation (Lease)

                                                                                         Opus Corporation (Lease)

                                                                                         PPL Spectrum (Sacred Hearl Hospital)

CTM's Maintenance Agmt.                                                                  Siemens

                                                                                         Centrales Termicas Mendoza S.A.

La Plata gas transportation                                                              Transportadora de Gas Del Sur S.A.

Project Support & Guaranty Agmt.                                                         YPF

Project Support & Guaranty Agmt.                                                         OPIC

O&M Agreement                                                                            GVK Industries Ltd

Jorf Lasfar O&M                                                                          JLEC

Settlement Agmt:  Interconnection                                                        Detroit Edison

 * Direct Obligation does not include "Common Contribution to Trust" of approx.
   3%



                                  Page 2 of 2